                                                                   EXHIBIT 10.15

                 AMENDED AND RESTATED JOINT VENTURE AGREEMENT
                 --------------------------------------------


     This Amended and Restated Joint Venture Agreement ("Agree ment") is made and entered into as of the 25th day of June, 1996 by and between R. EDWARD NOBLE ("NOBLE"), ANDREW E. KIDD ("KIDD"), NOBLE-KIDD CORPORATION ("N-K") and V CH OAKS, LTD. ("VCH" or "Managing Partner").

                                R E C I T A L S
                                - - - - - - - -

     A. Pursuant to Joint Venture Agreement made and entered into as of April 12, 1990 (the "Joint Venture Agreement"), NOBLE, KIDD and FKD KISSIMMEE PARTNERS, a Florida general partnership ("FKD"), formed Caribbean Isle Joint Venture Phase II (the "Partnership").

     B. As of June 10, 1996, FKD has withdrawn from the Partnership and has released and relinquished any and all of its right, title and interest in and to the Partnership and any and all assets and properties of the Partnership, thereby leaving NOBLE and KIDD as the sole remaining general partners of the Partnership.

     C. Pursuant to Agreement for Contribution of Partnership Interest of even date herewith, NOBLE and KIDD have contributed, transferred and conveyed to VCH and VCH has received from NOBLE and KIDD, an aggregate ninety-nine percent (99%) interest in the Partnership and has been admitted as a general partner.

     D. Contemporaneously with the execution of this Amendment, NOBLE and KIDD are, with the consent of VCH, conveying their remaining, collective one percent (1%) interest in the Partnership to their Affiliate, N-K and thereupon will cease to individually own an interest in the Partnership.

     E. The parties desire to continue the existence of the Partnership, amend and restate the Joint Venture Agreement in its entirety and formally admit VCH and N-K as Partners in the Partnership (the "Partners").

     F. The Partnership continues to hold good, marketable and insurable title to the Property (hereinafter defined) upon which it has developed and operated an apartment complex (the "Complex") and which includes the Adjacent Land (hereinafter defined) which was acquired, immediately preceding the execution and delivery of this Agreement.

     G. The parties desire to continue the Partnership for the purpose of owning, operating, mortgaging, developing, managing, using and investing in the Property and converting the Complex to a vacation timeshare resort (the "Project") in accordance with the terms of this Agreement.

     NOW, THEREFORE, in consideration of the Recitals and other good and valuable consideration, the receipt and sufficiency for which is hereby acknowledged, the parties agree as follows:


                                   ARTICLE I
                                   ---------

                          CONTINUATION OF PARTNERSHIP
                          ---------------------------

     SECTION 1.1  Continuation of Existence.  NOBLE and KIDD hereby consent to
                  -------------------------
the admission of VCH and N-K as partners in the Partnership. The Partners hereby agree to continue the Partnership, referred to in this Agreement as the "Partnership," pursuant to the Partnership Law. The Partners shall execute and cause to be filed, recorded and/or published all documents necessary to carry out the intent and purposes of this Agreement. The Partners, thereafter, shall execute such documents and take such action as may be necessary to maintain the Partnership's status as a general partnership under the Partnership Law and as a partnership under the Code and to carry out the business purposes of the Partnership as set forth in Article II hereof. The Partners shall, at the request of the Managing Partner, promptly execute such documents and furnish such information as may be necessary to enable the Managing Partner to perform, on behalf of the Partnership, those acts contemplated under this Section 1.1.

     SECTION 1.2  Name and Principal Place of Business.  From and after the date
                  ------------------------------------
hereof, the name of the Partnership shall be "Oak Plantation Joint Venture," or such other name as the Managing Partner may from time to time designate upon ten
(10) days prior written notice to the Partners. The principal place of business for the Partnership shall be 8801 Vistana Centre Drive, Lake Buena Vista, Florida 32821, or such other place as the Managing Partner may from time to time designate upon ten (10) days prior written notice to the Partners.

     SECTION 1.3  Term.  The term of this Partnership continue until December
                  ----
31, 2046, unless sooner terminated in accordance with the provisions of this Agreement (Article XIII) or as otherwise provided by the Partnership Law.

     SECTION 1.4  Costs of Formation.  The Partnership shall bear all actual and
                  ------------------
direct costs and expenditures incident to the preparation of this Agreement and to the issuance of Partnership interests in the Partnership, and shall reimburse the Managing Partner and N-K for all expenses actually paid or incurred by the Managing Partner in connection therewith, including any legal expenses actually paid or incurred by or on behalf of the Managing

Partner and N-K in connection with the preparation of this Agreement.

     SECTION 1.5  Registered Office and Agent in Florida.  The address of the
                  --------------------------------------
Partnership's registered office in the State of Florida is 8801 Vistana Centre Drive, Lake Buena Vista, Florida 32821. The registered agent at that address is Jeffrey A. Adler. The Managing Partner may, from time to time, on behalf of the Partnership, change the registered office and/or the registered agent of the Partnership.

     SECTION 1.6  Definitions.  Capitalized words and phrases used in the
                  -----------
Agreement and which are not otherwise defined herein shall have the following meanings:

     A. "Accounts Receivable" means accounts receivable arising from the sale of the Units (or interests therein) or other property of the Partnership.

     B. "Adjacent Land" means the property described on Lot 2 of Oak Plantation according to the plat thereof as recorded in Plat Book 6, Pages 208 and 209 of the public records of Osceola County, Florida.

     C. "Affiliate" means the following: a party ("first party") will be deemed to be an Affiliate of another party ("second party") if the first party directly or indirectly owns or controls the second party, or if the first party is, directly or indirectly, owned by or under common control with the second party. For purposes of the preceding sentence, "control" shall mean ownership (direct or indirect) of a majority of the voting interests in such entity or in the managing general partner of such entity.

     D. "Agreement" or "Partnership Agreement" means this Amended and Restated Joint Venture Agreement of Oak Plantation Joint Venture, as amended from time to time.

     E. "Assign" or "Assignment" means any sale, assignment, option, gift, pledge, hypothecation or other voluntary or involuntary encumbrance or transfer of an interest in the Partnership (or, if applicable, of an interest in any Partner, Affiliate of a Partner or other Person).

     F. "Adjusted Capital Account Deficit" means, with respect to any Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of the relevant Partnership taxable year, after giving effect to the following adjustments:

          1. Debit to such Capital Account the items described in Reg. (S)1.704 -1(b)(2)(ii)(d)(4), (5) and (6); and

          2. After making the foregoing debits, credit to such Capital Account any amounts which such Partner is obligated to restore (pursuant to this Agreement or otherwise) or any amounts which such Partner is deemed obligated to restore pursuant to Reg. (S)1.704-2(g)and (i).

          The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Reg. (S)1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

     G. "Available Cash" means all cash on hand other than cash which is (i) restricted from distribution to Partners under the terms of any agreement to which the Partnership is a party, or (ii) added to or retained in Partnership reserves for all Partnership expenses, debt payments, capital improvements, capital investments and reinvestments, replacements, contingencies, working capital and other cash requirements, all as determined by the Managing Partner in the reasonable exercise of its discretion.

     H. "Bankruptcy" or "Bankrupt" with respect to a Partner or Person shall mean:

          1. Such Partner or Person has made an assignment for the benefit of his creditors;

          2. Such Partner or Person has filed a voluntary petition in Bankruptcy;

          3. Such Partner or Person has been adjudged a Bankrupt or insolvent or has entered against him an order for any relief in any bankruptcy or insolvency proceeding;

          4. Such Partner or Person has filed a petition or answer seeking for such Partner or Person any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation;

          5. Such Partner or Person has filed an answer or other pleading admitting or failing to contest the material allegations of a petition against such Partner or Person in any proceeding of this nature;

          6. Such Partner or Person seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of such Partner or Person or of all or any substantial part of such Partner's or Person's property; or

          7. One Hundred Twenty (120) days after the commencement of any proceeding against such Partner or Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, the proceeding has not been dismissed; or if within ninety (90) days after the appointment, without such Partner's or Person's consent or acquiescence, of a trustee, receiver or liquidator of such Partner or Person or of any substantial part of such Partner's or Person's property, the appointment has not been vacated or stayed; or if stayed, ninety (90) days following the expiration of any such stay if the appointment has not been vacated.

     I. "Capital Account" means, with respect to each Partner an individual capital account which shall be determined and maintained for such Partner in accordance with the rules of Reg. (S)1.704-1(b)(2)(iv). Except as otherwise provided in such Regulations, each Partner's capital account shall be: (i) credited with (a) such Partner's cash contributions to the capital of the Partnership, (b) the fair market value of property contributed to the Partnership by such Partner (as of the date of contribution and net of liability secured by such contributed property that the Partnership is considered to have assumed or to have taken subject to pursuant to Code (S)752), and (c) such Partner's allocable share of the Partnership's Profits (or items of income or gain comprising the Profits and Losses of the Partnership); and (ii) debited for
(a) all distributions made by the Partnership to such Partner, and (b) such Partner's allocable share of the Partnership's Losses (or items of expense or deduction comprising the Profits or Losses of the Partnership). In the event that Partnership property is subject to Code (S)704(c) or is revalued in accordance with Reg. (S)1.704-1(b)(2)(iv)(f), the Partners' capital accounts shall be adjusted in accordance with Reg. (S)1.704-1(b)(2)(iv)(g) for allocations to them of depreciation, amortization and gain or loss, as computed for book purposes (and not tax purposes), with respect to such property.

     J. "Code" means the United States Internal Revenue Code of 1986, as amended.

     K. "GAAP" means generally accepted accounting principles, consistently applied.

     L. "Liquidation of the Partnership" means the earlier of (i) the date upon which the Partnership is terminated under Code (S)708(b)(1), or (ii) the date upon which the Partnership ceases to be a going concern (even though it may continue in existence for the purpose of winding up its affairs, paying its debts and distributing any remaining balance to its Partners).

     M. "Managing Partner" means any Person who (i) is referred to as such in the first paragraph of this Agreement or who later becomes a Managing Partner pursuant to the terms of this Agreement, and (ii) has not ceased to be a Managing Partner pursuant to the terms of this Agreement.

     N. "Non-Qualified Person' means a Person (i) who, directly or indirectly, owns an interest in, or is otherwise engaged in (whether as a principal, consultant, agent, employee, officer, director or otherwise) a timeshare or interval ownership business (including timeshare development, timeshare marketing, timeshare resort management or the operation or sale for timeshare purposes of any kind of interest, including, without limitation, "timeshare licenses," "timeshare estates" or "vacation clubs," as such terms are defined in Chapter 721 of the Florida Statutes) other than through ownership of an interest in the Partnership or through ownership of an interest in an Affiliate of VCH Oaks, Inc., a Florida corporation, its successors or assigns (all of the foregoing activities being hereinafter referred to as "Timeshare Activities"),
(ii) which is an Affiliate of any Person described in clause (i) above, or (iii) whose character or reputation would, in the reasonable opinion of the Partner, jeopardize the authority of the Partnership to conduct any aspect of the business of the Partnership in any state in which its business is conducted, or would otherwise adversely affect the goodwill or business reputation of the Partnership.

     O. "Partner" means any Person (i) whose name is set forth on the signature page of this Agreement as a Partner or who has been admitted as an additional or substitute Partner pursuant to the terms of this Agreement, and
(ii) who is the owner of an interest in the Partnership as a Partner. The term "Partner" shall also be deemed to include the holder of a converted Partner interest (whether as an assignee or as a substitute Partner) received pursuant to Section 12.8 below.

     P. "Partnership Law" means (S)(S)620.81001 through 620.91, Florida Statutes (the Revised Uniform Partnership Act, as adopted in the State of Florida), as amended from time to time.

     Q.   "Percentage Interests" of the  Partners shall be as follows:

          Partner                   Percentage Interest
          -------                   -------------------

          VCH                                  99 %
          N-K                                   1 %
                                            -----

               Total:                       100.0 %
                                            =====


     R. "Person" means an individual, partnership, limited liability company, limited liability partnership, corporation, trust and any other association or legal entity.

     S. "Profits" and "Losses" of the Partnership for each taxable year of the Partnership means an amount equal to the Partnership's taxable income or loss for such taxable year, as determined for federal income tax purposes in accordance with the accounting method followed by the Partnership and in accordance with Code (S)703 (for this purpose, all items of income, gain, loss or deduction required to be separately stated pursuant to Code (S)703(a)(1) shall be included in taxable income or loss), subject to the following modifications:

          1. Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits and Losses shall be added to such taxable income or loss;

          2.  Any expenditures of the Partnership described in Code
     (S)705(a)(2)(B) or treated as Code (S)705(a)(2)(B) expenditures pursuant to Reg. (S)1.704-1(b)(2)(iv)(i), and not otherwise taken into account, shall be subtracted from such taxable income or loss; and

          3. With respect to Partnership property, if any, which has a book value greater than or less than its adjusted income tax basis, "Profits" and "Losses" of the Partnership shall be determined by reference to the depreciation and amortization deductions, if any, allowable with respect to such property as computed for book purposes (and not tax purposes), as determined pursuant to Reg. (S)1.704-1(b)(2)(iv)(g), and by the gain or loss attributable to such property as computed for book purposes (and not for tax purposes).

     T. "Project" means the conversion of the existing apartment complex on the Property to a vacation timeshare resort.

     U. "Property" means the land, buildings, improvements and associated property interests described as Lot 2 and Lot 3 of Oak Plantation according to the plat thereof as recorded in Plat Book 6, Pages 208 and 209 of the public records of Osceola County, Florida.

     V. "Regulations" or "Reg." means regulations adopted by the Treasury Department and the Internal Revenue Service pursuant to the Code.

     W.   "Regulatory Allocations" means the Regulations promulgated under Code
(S)704(b).

     X. "Tax Distribution" for any fiscal year of the Partnership means an amount computed as follows:

          1. Determine the highest effective marginal income tax rate (based upon applicable federal, state and city income taxes levied on such income, but taking into account any deductions or credits available in computing any such income tax for either or both of the other income taxes levied on such income) applicable to any Partner who was a Partner for all or any portion of such fiscal year. For this purpose, if any such Partner is a "pass-through entity" (i.e., an S corporation, a partnership, a limited liability company, a limited liability partnership or a trust), the "highest effective marginal income tax rate" deemed to be applicable to such Partner hereunder shall be the highest such effective marginal income tax rate (determined as above) applicable to any shareholder, partner, member or beneficiary (whichever is applicable) of such Partner and, if applicable, such rate shall also reflect any federal, state or city income taxes imposed at the entity level on such pass-through entity).

          2. Determine the amount of net taxable income or net taxable loss (as the case may be) of the Partnership for federal income tax purposes for such fiscal year.

          3. If the Partnership has a net taxable loss for the fiscal year, the "Tax Distribution" for such fiscal year shall be zero and the amount of such net taxable loss shall be carried forward to future fiscal years of the Partnership to be applied in such years in the manner described in subpart 4 below.

          4. If the Partnership has net taxable income for such fiscal year, and if the Partnership has any net taxable losses from any prior fiscal years that have not been previously applied to reduce net taxable income of the Partnership for any prior fiscal year (the "Net Carryover Losses"), the net taxable income for such fiscal year shall be reduced (but not below zero) by the Net Carryover Losses. The net taxable income of the Partnership for such fiscal year, reduced by the Net Carryover Losses (if any), shall be deemed to be the "Tax Base" for such fiscal year for purposes of computing the Tax Distribution for such fiscal year.

          5. The aggregate amount of the Tax Distribution for such fiscal year shall be computed by multiplying the Tax Base for such fiscal year by the rate computed under subpart 1 above for such fiscal year.

     Y. "Transaction Documents" means that certain Agreement for Contribution of Partnership Interest dated as of the date hereof, between NOBLE, KIDD and VCH and all other documents, agreements and instruments executed contemporaneously therewith or in connection with the acquisition of VCH's partnership interest in the Partnership, including, without limitation, consulting agreements, management agreements, administrative services agreements, declarations, easements, covenants, license agreements, and sales and marketing agreements.

     Z. "Units" means the condominium and/or vacation ownership units including ancillary facilities and amenities, to be developed by the Partnership on the Property.


                                  ARTICLE II
                                  ----------

                          BUSINESS OF THE PARTNERSHIP
                          ---------------------------

     SECTION 2.1  Business and Purpose.  The purpose of the Partnership is to
                  --------------------
engage in all facets of the business of resort development at the Property and related leisure and travel businesses, including the acquisition, development, marketing, sale and operation of a timeshare or interval ownership resort on the Property, including, but not limited to, the following:

     A.   Own and/or acquire the Complex and the Adjacent Land;

     B. Develop the Property as a vacation, timeshare resort, including the construction and/or renovation of the Units and ancillary facilities and amenities;

     C. Market, sell and/or rent (transient or otherwise) the Units or any interest therein, and in connection therewith, engage in other activities incident to the development, marketing, rental and/or sale of the Units or any interest therein, including, but not limited to such financing transactions as are usual and customary with respect to the development, marketing, renting and/or sale of the Units or any interest therein or of any Accounts Receivable;

     D. Provide or obtain hospitality management services with respect to any transient, timeshare or interval ownership development, condominium or resort hotel located within the Property, and management services to or in connection with condominium associations, all of which may include management and operation of restaurants, general stores and other related amenities which are ancillary to management services for a resort facility;

     E.   Collect and service all Accounts Receivable;

     F. Engage in cash management transactions as contemplated in Section 4.5 below; and/or

     G. At such time as the Managing Partner deems appropriate (but subject to the limitations set forth in Sections 7.1 and 7.3 below), sell, in whole or in part, the Property or any interest therein and other assets of the Partnership.

     SECTION 2.2  Other Business.  The Partnership shall not be authorized to
                  --------------
engage in any business activities not described in Section 2.1 above.


                                  ARTICLE III
                                  -----------

                        NAMES AND ADDRESSES OF PARTNERS
                        -------------------------------

     SECTION 3.1  Managing Partner.  The name and business address of the
                  ----------------
Managing Partner is:

                    VCH Oaks, Ltd.
                    8801 Vistana Centre Drive
                    Lake Buena Vista, Florida 32821
                    Fax No. (407) 239-3222

     SECTION 3.2  Partners.  The names and business addresses of the Partners
                  --------
are:

                    VCH Oaks, Ltd.
                    8801 Vistana Centre Drive
                    Lake Buena Vista, Florida 32821
                    Fax No. (407) 239-3222

                    Noble-Kidd Corporation
                    c/o Noble-Kidd Development
                    10610 Metric Drive, Suite 190
                    Dallas, Texas  75243
                    Fax No. (214) 343-2645

     SECTION 3.3  Admittance of Additional Partners.  Except as otherwise
                  ---------------------------------
provided in Subsection 5.2.B. and elsewhere in this Agreement, Persons not otherwise described in Section 3.2 above may be admitted as additional partners only upon the consent of the Managing Partner.


                                  ARTICLE IV
                                  ----------

                  PARTNERSHIP ACCOUNTING/REPORTS/INVESTMENTS
                  ------------------------------------------

     SECTION 4.1  Method of Accounting.  The Managing Partner shall maintain
                  --------------------
full and accurate books of the Partnership at the Partnership's principal place of business specified in Section 1.2 above, showing all receipts, expenditures, assets, liabilities, Profits and Losses of the Partnership and all other records necessary for proper recordation of the Partnership's business and affairs. The books of the Partnership, for tax and financial reporting purposes, shall be kept on the method of accounting selected by the Managing Partner, unless the Partnership is required to adopt a different method of accounting. The fiscal year of the Partnership shall be the calendar year unless a different fiscal year is required by the Code.

     SECTION 4.2  Inspection of Books and Records.  Any Partner may at any time
                  -------------------------------
during regular business hours inspect and copy (at such Partner's personal expense) any of the Partnership records described in Section 620.106(1), Florida Statutes. In addition, a Partner shall be entitled to obtain from the Managing Partner copies of the Partnership's federal income tax returns promptly after the same become available.

     SECTION 4.3  Reports.
                  -------

     A. No later than ten (10) days prior to the due date of the Partnership's federal income tax return (as determined with regard to available extensions), the Managing Partner shall send to each person who was a Partner at any time during the fiscal year to which such return relates such tax information as shall be necessary for the preparation by such person of such person's federal, state and local income tax returns.

     B. Within one hundred twenty (120) days after the end of each fiscal year, the Managing Partner shall send to each Partner audited financial statements of the Partnership, consisting of a balance sheet, statement of income, statement of Partner's equity (based on relative capital account balances), and statement of changes in cash flows for such fiscal year, all of which shall be prepared in accordance with GAAP and certified by such national or regional independent certified public accountants as shall be selected in the sole discretion of the Managing Partner.

     SECTION 4.4  Income Tax Elections.  The Managing Partner may make, but
                  --------------------
shall not be required to make, any applicable election under the Code.

     SECTION 4.5  Bank Accounts; Temporary Investments of Partnership Funds.
                  --------------------------------------- -----------------
Managing Partner shall open, and will thereafter maintain, one or more bank accounts in the name and for the sole benefit of the Partnership (except to the extent required in any loan document, receivable sale agreements or other contractual commitments of the Partnership) in which there shall be deposited all of the capital of the Partnership, all gross receipts of the Partnership, and the proceeds of loans, if any, that the Managing Partner may obtain for and/or in the name of the Partnership. The funds in the Partnership's bank account or accounts shall be used solely for the business of the Partnership. Withdrawals shall be made only in the regular course of the Partnership's business on such signature or signatures as the Managing Partner may determine. In the sole discretion of the Managing Partner, reserved cash, cash held pending the expenditure of funds for the business of the Partnership and cash held pending a distribution to the Partners may be held, placed or otherwise invested in such liquid or illiquid investments as the Managing Partner may determine from time to time, including, but not limited to, United States Government and/or municipal securities and commercial paper (and repurchase agreements secured by the foregoing), mutual funds, money market funds, bonds, banker's acceptances, receivables (whether or not secured by an interest in real property), interest-bearing bank accounts, certificates of deposit, or liquid asset funds of brokerage houses, provided that any such investments are reasonable, would not be classified as "speculative," and, in the case of securities, would qualify as "investment grade securities."


                                   ARTICLE V
                                   ---------

                             CAPITAL CONTRIBUTIONS
                             ---------------------

     SECTION 5.1  Capital of the Partnership.
                  --------------------------

     A. The Partners have heretofore made capital contributions as are reflected in the Partnership's financial statements and in the Partner's capital accounts.

     B. No Partner shall be entitled to withdraw any portion of such Partner's capital contribution or such Partner's Capital Account in money or property prior to dissolution or Liquidation of the Partnership and then only in accordance with the provisions of Partnership Law and this Agreement. No Partner shall be personally liable for any portion of any other Partner's capital contribution. No interest will be paid on account of any capital contribution or in the credit balance in any Partner's Capital Account, and no Partner shall have the right to receive or demand property other than cash in return for such Partner's capital contribution. Except as otherwise provided in this Agreement, no Partner shall have priority over any other Partner either as to the return of such Partner's capital contribution or as to distributions.

     SECTION 5.2  Additional Contributions.  In addition to the capital
                  ------------------------
contributions referred to in Section 5.1 above, if the Managing Partner determines in the reasonable exercise of its discretion that additional capital is necessary or desirable for the business of the Partnership, it may request all the Partners to contribute such additional capital by written notice sent to all such Partners. All such additional capital contributions shall be contributed by the Partners based upon their relative Percentage Interests.
Such additional capital contributions shall be payable to the Partnership in full within forty-five (45) days after each Partner receives written notice of said capital call.

     A. If a Partner fails to make its additional capital contribution within forty-five (45) days after receipt of the written notice of the capital call from the Managing Partner, the Managing Partner shall diligently pursue a financing (the "Institutional Loan") from a reputable financial institution and exhaust all sources that the Partners or their Affiliates have relationships with or have borrowed money from and any other source that the Managing Partner may deem appropriate. If the Partnership is able to consummate the Institutional Loan within ninety (90) days after the date of the capital call, the Partnership shall return all additional capital contributions tendered by Partners pursuant to the capital call made by the Managing Partner pursuant to this Section 5.2 within ten (10) days after the date of closing of the Institutional Loan.

     B. If a Partner fails to make its additional capital contribution within forty-five (45) days after receipt of the written notice of the capital call from the Managing Partner, and the Partnership is unable to close upon an Institutional Loan within ninety (90) days after the date of the capital call, all contributions made by any or all of the other Partners (the "Lending Partners") with respect to such capital call shall be deemed to be loans to the Partnership (the "Contribution Loans"). Such Contribution Loans, together with all interest due thereon, shall be repaid in full to the Lending Partners (pro rata based upon the relative amounts of the Contribution Loans made by the Lending Partners) within ten (10) days after demand is made provided that the Lending Partners may not make a demand prior to the expiration of one hundred eighty (180) days after the date such Contribution Loans were deemed to have been made.

     The Contribution Loans shall bear interest at the lower of: (i) the Base Rate announced publicly by Citibank, N.A., New York, New York (or another comparable national banking institution selected by the Managing Partner) to its most preferred customers determined as of the date such Contribution Loan was made, plus five percent (5%) per annum; or (ii) the highest rate permitted by applicable law. Said Contribution Loans, together with all interest accrued thereon, may be repaid at any time by the Partnership (but all repayments shall be made to all the Lending Partners pro rata based upon the relative amounts of the Contribution Loans made by the Lending Partners), but said Contribution Loans shall in any event be repaid in full, together with all interest accrued thereon, upon termination of the Partnership.

     At the request of any Lending Partner, the Partnership shall execute and deliver to any requesting Lending Partner a promissory note evidencing the related Contribution Loan, which promissory note shall be in form and substance reasonably acceptable to the Managing Partner.

     No distributions (other than Tax Distributions) shall be made to any of the Partners during any period that any Contribution Loan

(including all accrued interest and other charges related thereto, if any) remains unpaid and outstanding, in whole or in part, without the express written consent of all Lending Partners whose Contribution Loans (including all accrued interest and other charges related thereto, if any) remain unpaid and outstanding as of the date such distribution is to be made.

     C. In the event that all of the Partners have not made their additional capital contributions within forty-five (45) days after receipt of the written notice of the capital call from the Managing Partner, and the Partnership is unable to consummate the Institutional Loan within ninety (90) days after the date of the capital call, then notwithstanding any other provision in this Agreement to the contrary, the Managing Partner may, in its sole discretion without the consent of any other Partner, thereafter offer and sell interests in the Partnership to any other Person which is not an Affiliate of any Partner and not a Non-Qualified Person (the "Third Party Contributor") for a price, payable in immediately available funds to the Partnership, equal to the aggregate amount of the contributions requested in the capital call. All other terms of the sale of such Partnership interest, including without limitation, the size of the Percentage Interest to be acquired by the Third Party Contributor, shall be determined by the Managing Partner in its sole and absolute discretion. In such event, the Percentage Interests of all then existing Partners shall be diluted by the issuance of the new interest in the Partnership to the Third Party Contributor, pro rata in accordance with the relative Percentage Interests of all of the Partners immediately prior to the admission of the Third Party Contributor. If a Third Party Contributor acquires an interest in the Partnership hereunder, the Managing Partner is authorized to admit such Third Party Contributor as an additional Partner of the Partnership provided that such Third Party Contributor executes a joinder agreement in such form as may be acceptable to the Managing Partner and its counsel evidencing the agreement of the Third Party Contributor to be bound by all the terms and conditions of this Agreement, as amended through the date of the contribution.


                                  ARTICLE VI
                                  ----------

                               CAPITAL ACCOUNTS
                               ----------------

     SECTION 6.1  Capital Accounts.  An individual Capital Account has been
                  ----------------
determined and shall be maintained for each Partner as provided herein.

     SECTION 6.2  Capital Account of Assignee Partners; Code (S)708(b)
                  ----------------------------------------------------
Termination.  Upon the transfer of all or part of an interest in the
-----------
Partnership, the Capital Account of the transferor Partner that is attributable to the transferred interest has been and shall be carried over to the transferee. If the transfer of an interest in the Partnership causes a termination of the Partnership under Code (S)708(b)(1)(B), the capital account that carries over to the transferee will be adjusted in accordance with Reg.
(S)1.704-1(b)(2)(iv)(e), and the constructive reformation of the Partnership, will, for purposes of Section 6.1 above, be treated as the formation of a new Partnership and the Capital Account of the transferee and of the remaining Partners will be determined and maintained accordingly.

     SECTION 6.3  Adjustment to Capital Accounts/Revaluation of Partnership
                  --------------------------------------------- -----------
Property.  If (1) a new or existing Partner contributes money or other property
--------
(other than a de minimis amount) to the Partnership as consideration for the
              ----------
receipt of an interest in the Partnership greater than the Partnership interest owned prior to such contribution, or (2) there is a distribution of money or other property (other than a de minimis amount) by the Partnership to a retiring
                             -- -------
or continuing Partner as consideration for the relinquishment of some or all of such Partner's interest in the Partnership, or (3) upon the Liquidation of the Partnership at the election of the Managing Partner, the values of the Partnership's properties on its books ("book values") shall be adjusted to reflect their fair market value [taking into consideration Code (S)7701(g)] as of the date of the distribution, contribution or Liquidation of the Partnership, as the case may be; and, in such event, the Capital Accounts of the Partners shall be adjusted to reflect the manner in which the unrealized income, gain, loss or deduction inherent in the Partnership's property (to the extent not reflected in the Partners' Capital Accounts) would be allocated among all the Partners under the terms of this Agreement, assuming that there was a fully taxable disposition of such property immediately preceding such contribution of money or other property to the Partnership, or immediately preceding the distribution of money or other property by the Partnership, or upon the date of the Liquidation of the Partnership, as the case may be, for such properties' fair market values as of such time. For purposes hereof, the fair market value of any Partnership property shall be determined by unanimous agreement of the Partners whose Capital Accounts are to be affected.

     SECTION 6.4  Distributions of Property In-Kind.  To the extent that the
                  ---------------------------------
unrealized income, gain, loss and deduction inherent in property distributed (or deemed distributed) in kind (whether or not distributed in liquidation) has not previously been reflected in the Partners' Capital Accounts, the Capital Accounts of the Partners shall be adjusted to reflect the manner in which the unrealized income, gain, loss and deduction inherent in such property (that has not been reflected previously in the Capital Accounts) would have been allocated among the Partners under this Agreement if there were a taxable disposition of such property for its fair market value on the date of its actual (or deemed) distribution [taking into account Code (S)7701(g)]. For purposes hereof, the fair market value of any Partnership property shall be determined by the Managing Partner.


                                  ARTICLE VII
                                  -----------

                   RIGHTS, POWERS AND DUTIES OF THE PARTNERS
                   -----------------------------------------

     SECTION 7.1  Management of the Partnership Business.  The Managing Partner
                  --------------------------------------
shall have the sole and exclusive right to manage the business of the Partnership. The Managing Partner shall not be required to manage the Partnership as its sole and exclusive function and may have other business interests or engage in activities other than those relating to the Partnership. The Partnership shall file and maintain with the Department of State and in the office for recording transfers of real property in each county in which the Partnership owns real property, a Statement of Partnership Authority pursuant to the Partnership Law, stating that the Managing Partner has the sole and exclusive authority to bind the Partnership and that no other Partner may bind or act on behalf of the Partnership in any respect.

     SECTION 7.2  Powers of the Managing Partner.  The Managing Partner shall
                  ------------------------------
have and enjoy all of the rights and powers of a general partner in a Partnership. Without limiting the foregoing, to the extent consistent with the authorized business of the Partnership as described in Section 2.1 above, but subject to Sections 7.3 and 7.4 below and any agreement to which the Partnership is a party, in addition to other matters (including other matters with respect to which the Managing Partner is granted authority or control under this Agreement and such other powers as are now or hereafter granted to a general partner of a limited partnership under applicable law, including, without limitation, the Partnership Law), the Managing Partner shall have the full power on behalf of the Partnership, and at the sole expense of the Partnership, to:

     A. Sell, transfer, assign, convey, manage, dedicate, declare or otherwise dispose of or deal with all or any part of the Partnership's business, property or assets, whether or not in the ordinary course of business, on such terms as the Managing Partner may negotiate at arms length; provided, however that upon consummation of any such sale, transfer or assignment of all or any material part of the assets of the Partnership, if the Managing Partner or its Affiliates receives Residual Income (as defined in Section 12.10.B.), the other Partners shall, in addition to their Percentage Interests of any Available Cash resulting from the sale of the assets by the Partnership, be entitled to receive their Percentage Interests of such Residual Income received by the Managing Partner or its Affiliates as related solely to the assets of this Partnership;

     B. Acquire interests in personal property, directly or indi rectly, whether by purchase or lease, in connection with the business of the Partnership;

     C. Borrow money from banks, financial institutions or any other person, arrange financing or refinancing or arrange modifications of existing debts, including indebtedness described in the Transaction Documents, issue notes or other evidences of indebtedness of the Partnership and secure the same by mortgage, deed of trust, pledge or other lien, in furtherance of the Partnership's purposes and business in a reasonably prudent manner;

     D. Negotiate (or cause the Partnership's employees or agents to negotiate) and execute, deliver and enforce, and if applicable, file or record (directly or indirectly through a designated representative), on behalf of the Partnership, such documents, agreements and instruments, including, but not limited to, any and all documents, agreements and instruments customarily employed or entered into in the timeshare business or any phase thereof as the Managing Partner may deem necessary or desirable for the Partnership's business, and/or the proper management of Partnership affairs, including the execution, filing or recording of any and all deeds, contracts and other instruments relating to the timeshare business (including financing transactions with respect thereto);

     E. Perform, or cause to be performed, all of the Partnership's obligations under any agreement to which the Partnership or any nominee of the Partnership is a party, except in the event that the Managing Partner determines, in good faith, that such performance is not in the best interests of the Partnership or its Partners;

     F. Bring, defend, settle or compromise, or cause the Partnership's employees or agents to do so, all actions at law or in equity, or before any governmental entity involving the Partnership, its business or its assets or properties, and to satisfy any judgment, decree, decision or settlement in connection therewith, without limitation;

     G. Employ and/or contract for, on such terms and conditions as the Managing Partner shall determine in its sole discretion, sales, maintenance, managerial, administrative or secretarial personnel (which such persons may include the Managing Partner or Affiliates thereof) and such other persons, including attorneys, accountants, architects, consultants, brokers necessary or appropriate to assist the Managing Partner, or otherwise necessary or appropriate for the operation (and/or sale) of the business of the Partnership, and/or the maintenance, management and/or sale of any Partnership property, and to grant such person or persons such authority as may be necessary or desirable;

     H. Subject to the limitations of Section 4.5 above, open, maintain, operate, control and close bank accounts in the name of the Partnership, deposit Partnership funds into such account(s), invest Partnership funds on behalf of the Partnership, authorize employees, agents or representatives of the Partnership to sign checks and drafts on such accounts, and to make such investments on behalf of the Partnership, as the Managing Partner shall determine in its sole discretion;

     I. Determine the timing and amount of distributions by the Partnership to the Partners, subject to the terms of this Agreement and any other agreement to which the Partnership is a party or is otherwise bound;

     J. Cause the Partnership to be duly registered and licensed as a timeshare developer in each jurisdiction in which such registration and/or licensure is required, and/or otherwise to be duly registered and licensed so that the Partnership may lawfully carry on any of its authorized business activities, and otherwise to obtain, on behalf of the Partnership, all necessary approvals from all governmental and quasi-governmental authorities in connection with the operation of the Partnership's timeshare business activities;

     K. Purchase such policy or policies of liability, casualty, title and other insurance (including, but not limited to, directors and officers liability insurance or its equivalent) which are necessary, advisable, appropriate or convenient for the protection of any Partnership property or business, or for any purpose convenient or beneficial to the Partnership, as determined in the sole discretion of the Managing Partner;

     L. Arrange for the preparation and timely filing (subject to available extensions) of all federal, state or local income tax returns required to be filed by or on behalf of the Partnership, and in connection therewith, to make such elections under the tax laws as may be available to the Partnership with respect to the treatment of any item of Partnership income, gain, loss, deduction and credit;

     M. Arrange for the preparation of annual financial statements for the Partnership from such national or regional accounting firm as the Managing Partner shall determine in its sole discretion;

     N. Expend the capital, revenues, income and other cash of the Partnership in furtherance of the Partnership's business in such amounts, at such times and for such purposes as the Managing Partner shall determine in its sole discretion, such authority including (i) the right to pay or arrange for the payment of all taxes imposed on the Partnership or on the Partnership's assets or properties when due (provided that the Managing Partner shall have the authority to take all actions provided by law to contest the imposition or amount of any such taxes), (ii) the right to pay or cause to be paid all expenses of the Partnership in the ordinary course of business, and (iii) the right to pay or cause to be paid all charges, fees or compensation to any person or firm for property (tangible or intangible) furnished or services rendered to or on behalf of the Partnership;

     O. Establish such reserves for working capital, insurance premiums, debt repayments, improvements, repairs, replacements, renewals and such other items required to be paid in connection with the business of the Partnership, and/or to otherwise provide for such contingencies as the Managing Partner may determine in its sole discretion as may be deemed necessary for the proper conduct of the Partnership;

     P. Take such actions as the Managing Partner deems necessary or advisable in order to comply with the laws of the United States and all other jurisdictions to which the Partnership or its business or assets are subject;

     Q. Exercise, on behalf of the Partnership, any and all rights, options and elections, if any, granted the Partnership pursuant to the terms of this Agreement or any other agreement or arrangement to which the Partnership is a party;

     R. Solicit and accept additional contributions, and admit Persons who make such contributions as additional limited partners (if not already admitted as such) in accordance with Section 5.2 above.

     S. Grant or acquire easements, rights of way or similar rights for the benefit of the Property and the Partnership and lease or acquire land adjacent to the Property for ancillary uses by the Partnership.

     T. Perform such other normal and routine business functions, and otherwise operate and manage the day-to-day affairs of the Partnership, in furtherance of the business of the Partnership, as the Managing Partner shall determine; and

     U. Do any act that is necessary and incidental to carrying out the foregoing or to perform any of the duties or exercise any discretion assigned or delegated to it under this Agreement.


          Any person dealing with the Partnership or its property shall be entitled to rely fully upon any deed, mortgage, bill of sale, contract, lease, sublease, note or other written instrument signed by the Managing Partner or its duly authorized representa tives in the name of and/or on behalf of the Partnership.

     SECTION 7.3  Limitations Upon Authority of Managing Partner.
                  ----------------------------------------------
Notwithstanding anything in Section 7.2 above to the contrary, the Managing Partner shall not take any of the following actions (or enter into a contract on behalf of the Partnership requiring the Partnership to take any of such actions unless such contract is made subject to the provisions hereof) without obtaining the consent of all of the Partners:

     A. Cause the Partnership to file a voluntary petition in Bankruptcy, or make a voluntary assignment of the Partnership's assets for the benefit of its creditors, or otherwise take any voluntary action which will directly result in an adjudication of Bankruptcy of the Partnership;

     B.   Loan funds of the Partnership to any Person other than purchase money
                                                      ----------
          debt derived from the sale of Partnership properties, including the Units or any interest therein, loans to condominium associations relating to the Units, and temporary advances made in the ordinary course of conduct of the Partnership's business.

     C. Acquire any real property or interests therein, directly or indirectly, whether by purchase or lease (other than in the ordinary course of business or as expressly authorized in Section 7.2(S)), develop or cause to be developed any such property, or enter into joint ventures, general partnerships, or limited partnerships in connection therewith.

     D. Guarantee the indebtedness of, or loan funds to, any Affiliate of the Managing Partner.

     SECTION 7.4  Partners.  No Partner (other than the Managing Partner) shall
                  --------
participate in or have any control over the management of the Partnership's business (including the sale or mortgaging of any Partnership asset), nor transact any business or enter into any contract for the Partnership. No Partner (other than the Managing Partner) shall have the power to sign for or bind the Partnership. N-K Corp., NOBLE and KIDD hereby pledge and grant to VCH Oaks, Inc., the General Partner of VCH, a security interest in and to their partnership interests in the Partnership and VCH, as collateral security for the due observance of the provisions of Section 7.1 and this Section 7.4 and agree to jointly and severally indemnify, defend and hold harmless, VCH Oaks, Inc., VCH and their respective partners, officers, directors and shareholders, from and against any and all damages, liabilities, claims, judgments, losses, cost and expenses of every nature, suffered or incurred as a direct or indirect result of any action taken by N-K Corp., NOBLE or KIDD in violation of this Agreement which binds or obligates the Partnership in any way. N-K, NOBLE and KIDD each hereby irrevocably make, constitute and appoint VCH as their respective attorney-in-fact to execute, in its name and on behalf of VCH, one or more UCC-1 financing statements or such other documents as may be necessary to perfect the security interest granted hereby.

     SECTION 7.5  Transactions with Affiliates.  The Managing Partner may, on
                  ----------------------------
behalf of the Partnership or otherwise, employ a Partner or a Person related to or Affiliated with a Partner to render or perform a service, may contract to buy or lease property from a Partner or such Affiliated Person, may enter into a general partnership, limited partnership, joint venture, or other association, and may otherwise deal with such Partner or such Affiliated Person. If the Managing Partner, on behalf of the Partnership, employs, leases or buys property from a Partner or Persons, firms, or corporations Affiliated with the Managing Partner or any Partner, or if the Partnership sells any property to any such Person, then (i) the compensation paid for services rendered and/or payments made for materials or property leased or sold by such Partner, Persons, firms, or corporations, or the price and terms of any such sale by the Partnership to such Person, as the case may be, must be on arms length terms and conditions and must not be more materially favorable than those which would be charged or imposed on those not so related, and (ii) any such transactions shall be reported to the Partners at least annually (at the time of providing the Partners with copies of the Partnership's annual financial statements). Notwithstanding the foregoing, the Managing Partner may execute and deliver on behalf of the Partnership, all of the Transaction Documents, with Affiliates of the Partners, without any further act or consent of the Partners.

     SECTION 7.6  Liability of Managing Partner; Indemnification.  The Managing
                  ----------------------------------------------
Partner shall not be liable to the Partners because any taxing authorities disallow or adjust any deductions or credits in the Partnership income tax returns nor shall the Managing Partner have any personal liability for the repayment of capital contributions of the Partners except as otherwise provided in this Agreement. In addition, the doing of any act or the omission to do any act by the Managing Partner, the effect of which may cause or result in loss or damage to the Partnership, if done in good faith and in accordance with the terms of this Agreement, shall not subject the Managing Partner or its successors and assigns to any liability. The Partnership, in addition to the indemnification provided for in Section 14.5 below, will indemnify and hold harmless the Managing Partner and its successors and assigns and its (or their) partners, shareholders, directors, officers, employees and agents from any claim, loss, expense, liability, action or damage resulting from any such act or omission, including, without limitation, reasonable costs and expenses of litigation and appeal (including reasonable fees and expenses of attorneys engaged by the Managing Partner or such parties in defense of such act or omission). However, the Managing Partner and such parties shall not be entitled to be indemnified or held harmless from any claim, loss, expense, liability, action or damage due to, or arising from, its (or their) fraud, gross negligence or its (or their) willful failure to comply with any representation, warranty, covenant, condition or other agreement of the Managing Partner herein contained.


                                 ARTICLE VIII
                                 ------------

                           REIMBURSEMENT OF EXPENSES
                           -------------------------

     SECTION 8.1  Reimbursement of Partner's Expenses.  The Partnership shall
                  -----------------------------------
reimburse each Partner (or its Affiliates) for all reasonable costs and expenses paid or incurred by it (or its Affiliates) in connection with the acquisition of any property or assets to be acquired by the Partnership, the refinancing of the Partnership's debt, and the preparation of this Agreement, and shall reimburse the Managing Partner for all reasonable costs and expenses paid or incurred by it (or its Affiliates) in connection with the ownership, operation, development, marketing and sale of the assets and business of the Partnership, the financing of the Partnership's business transactions, and/or the administration of the affairs of the Partnership.

     SECTION 8.2  Payment.  Any reimbursement required by Section 8.1 shall be
                  -------
paid from the first Available Cash of the Partnership (as determined in the sole discretion of the Managing Partner, but subject to the terms of any agreement to which the Partnership is a party), without interest, if paid within thirty (30) days of written demand therefor from the Partner to the Partnership, or if not so paid, with interest at the rate specified in Section 5.2 above, from the date any such expense or capital expenditure was paid by the Partner (or its affiliates).


                                  ARTICLE IX
                                  ----------

                                  ALLOCATIONS
                                  -----------

     SECTION 9.1  Profits and Losses.  Except as otherwise provided in Section
                  ------------------
9.2 below, the Profits and Losses of the Partnership for each taxable year shall be allocated among the Partners as follows:

     A.  Profits shall be allocated as follows:

          1. First, to each Partner until each Partner has been allocated an aggregate amount of Profits pursuant to this Section 9.1.A since the inception of the Partnership equal to the aggregate Losses allocated to each such Partner since the inception of the Partnership pursuant to Section 9.1.B.3 below;

          2. Then, to each Partner until each Partner has been allocated an aggregate amount of Profits pursuant to this Section 9.1.A.2 since the inception of the Partnership equal to the aggregate Losses allocated to each such Partner since the inception of the Partnership pursuant to
     Section 9.1.B.2 below; and

          3. The balance, if any, shall be allocated among the Partners in proportion to their relative Percentage Interests.

     B.  Losses shall be allocated as follows:

          1. First, to each Partner, until each Partner has been allocated an aggregate amount of Losses pursuant to this Section 9.1.B.1. since the inception of the Partnership equal to the aggregate Profits allocated to each such Partner since the inception of the Partnership pursuant to
     Section 9.1.A.3 above;

          2. Then, an amount of Losses equal to the aggregate positive balance in the capital accounts of the Partners having a positive capital account balance, to each such Partner having a positive capital account balance (as determined at the end of the Partnership taxable year to which the Losses to be allocated relate, after giving effect to the allocation of Losses for such taxable year pursuant to Section 9.1.B.1. above), in proportion to such positive capital account balances so as to reduce each such positive capital account balance to zero; and

          3. The balance, if any, shall be allocated among the Partners in proportion to their relative Percentage Interests.

     C. For all purposes of this Agreement, except as otherwise required by Code (S)706(d) including the determination of the allocable share of the Profits and Losses (or items thereof) of a Partner who acquires or disposes of its interest in the Partnership during any Partnership taxable year, Profits or Losses (or items thereof) of the Partnership for any taxable year shall be allocated to the periods of such taxable year on such method or methods as permitted by Code (S)706 as determined by the Managing Partner in its sole discretion.

     For purposes of computing the amount of Profits or Losses to allocate to a Partner under Subsection 9.1.A. and/or 9.1.B. above, to the extent such determination relates back to the inception of the Partnership, such determination shall be based upon the assumptions and provisions set forth in
Section 15.11 below (relating to allocations made to a predecessor-in-interest).

     SECTION 9.2  Special Allocations.  Notwithstanding the provisions of
                  -------------------
Section 9.1 hereof to the contrary, the following special rules shall apply:

     A. No allocation shall be made to any Partner to the extent that any such allocation would create or enlarge an Adjusted Capital Account Deficit in any such Partner's capital account, as determined as of the end of any taxable year of the Partnership. Any items which would be allocated to a Partner but for the preceding sentence shall be allocated to the Managing Partner.

     B. If any Partner unexpectedly receives any adjustments, allocations or distributions described in Reg. (S)1.704-1(b)(2)(ii)(d)(4), (5) or (6), then items of Partnership income and gain (comprising the Profits or Losses of the Partnership) shall be specially allocated to each such Partner in an amount sufficient to eliminate, to the extent required by the Regulations, such Partner's Adjusted Capital Account Deficit, if any, as quickly as possible; provided, that the allocations to be made pursuant to this Subsection 9.2.B shall be made only if and to the extent that any such Partner, unexpectedly receiving any such adjustment, allocation or distribution, would have an Adjusted Capital Account Deficit after all other allocations provided for in this Agreement have been tentatively made, as if this Subsection 9.2.B were not in the Agreement.

     C.   1.   Except as provided in Subsection 9.2.C.2 below, notwithstanding any other provision contained herein to the contrary, if in any Partnership taxable year, beginning on or after the effective date of this Agreement, there is a net decrease in the Partnership "minimum gain" [as such term is defined in Reg. (S)1.704-2(d)], prior to allocating Profits or Losses (or items thereof) for such taxable year and, if necessary, for subsequent years, under any other provision of this Agreement, each Partner shall be allocated items of income and gain (comprising the Partnership's Profits or Losses) for such taxable year and, if necessary, for subsequent taxable years in proportion to and to the extent of each Partner's share of the net decrease in the Partnership's minimum gain during such Partnership taxable year. The items of income and gain to be so allocated shall be determined in accordance with Reg. (S)1.704-2(f). This Subsection 9.2.C.1 is intended to comply with the minimum gain chargeback requirements of Reg.
(S)1.704-2(f), and shall be interpreted in a manner consistent therewith.

          2. Notwithstanding Subsection 9.2.C.1 above, the provisions of Subsection 9.2.C.1 above shall not apply to a Partner or Partners otherwise subject thereto if:

               (i) such Partner's share of the net decrease in Partnership minimum gain is caused by a guaranty, refinancing or other change in the debt instrument causing it to become partially or wholly recourse debt or partner nonrecourse debt, and such Partner bears the economic risk of loss (within the meaning of Reg. (S)1.752-2) for the newly guaranteed, refinanced or otherwise changed liability;

               (ii) such Partner contributes capital to the Partnership that is used to repay the nonrecourse liability (in whole or in part), and the Partner's share of the net decrease in Partnership minimum gain results from such repayment;

               (iii) compliance with Subsection 9.2.C.1 above (after consideration and tentative application of Subsection 9.2.D below) causes (or is reasonably expected to cause) there to be a distortion in the economic arrangement among the Partners, considering the Partners, previous contributions to the Partnership and any Partner's contribution obligations pursuant to
Section 13.3 below, the Profits (or items of income or gain) previously allocated to the Partners under this Agreement and, in light of the distribution provisions of Section 13.2 below, the availability and sufficiency of additional Partnership Profits to offset the distortion which may otherwise be created by such minimum gain chargebacks; or

               (iv) The application thereof otherwise arises from a situation or circumstance exempted from the application thereof pursuant to any revenue ruling, regulation, amendment or otherwise.

     The determination of whether and to what extent the allocations otherwise required to be made pursuant to Subsection 9.2.C.1 should be made, based upon the criteria set forth above, shall be made in the reasonable discretion of the Managing Partner after consultation with the Partnership's tax advisers.

     For purposes of determining whether compliance with the minimum gain chargeback rules set forth in Subsection 9.2.C.1 above would distort the economic arrangement of the Partners, the

Partners acknowledge and agree that the economic arrangement of the Partners is manifested in Section 10.1 below. Section 10.1 hereof describes the economic arrangement among the Partners, both as to the priority of distributions to be made by the Partnership to each of the Partners and the amounts and/or relative amounts to be distributed to each of the Partners at the separate priority levels.

          3. Rules similar to those set forth in Subsection 9.3.C.2 above shall apply with respect to determining whether and to what extent allocations otherwise required to be made to any Partner under applicable regulations with respect to any net decrease in a "partner nonrecourse debt" (as such term is defined for purposes of Reg. (S)1.704-2) should be made.

     D.   1.   "Partner nonrecourse deductions" [within the meaning of Reg.
(S)1.704-2(i)] shall be allocated as prescribed in Reg. (S)1.704-2(i).

          2. Subject to Subsection 9.2.C.2. above, if in any Partnership taxable year there is a net decrease in "partner nonrecourse debt minimum gain" (as such term is defined in Reg. (S)1.704.2), prior to allocating Profits or Losses (or items thereof) of the Partnership for such taxable year (and, if necessary, for subsequent taxable years), other than the allocations made pursuant to Subsection 9.2.C.1. above, each Partner with a share of the partner nonrecourse debt minimum gain (as determined under Reg. (S)1.704-2(i)(5) as the beginning of such taxable year) shall be allocated items of income and gain (comprising the Profits or Losses for such taxable year and, if necessary, for subsequent taxable years) in proportion to, and to the extent of, such Partner's share of the net decrease in such partner nonrecourse minimum gain. The items of income and gain to be allocated shall be determined in accordance with Reg.
(S)1.704-2. This Subsection 9.2.D.2. is intended to comply with the partner minimum gain chargeback requirements of Reg. (S)1.704-2(i)(4), and shall be interpreted consistently therewith.

          3. Rules similar to those set forth in Subsection 9.2.C.2. above shall apply with respect to determining whether and to what extent allocations otherwise required to be made to any Partner under applicable Treasury Regulations with respect to any net decrease in "partner nonrecourse debt minimum gain" (as such term is defined for purposes of Reg. (S)1.704-2) shall be made.

     E. All "nonrecourse deductions" (as defined in Reg. (S)1.704-2(c)) shall be allocated among the Partners in accordance with their relative Percentage Interests.

     SECTION 9.3  Allocations of Certain Tax Items.
                  --------------------------------

     A. If property which is contributed to the Partnership is subject to the provisions of Code (S)704(c), the Partners' distributive shares of income, gain, loss and deductions, as computed for tax purposes, with respect to such property (and, to the extent permitted by the Regulations, with respect to other Partnership property) shall be determined in accordance with Code (S)704(c) by utilizing such reasonable methods selected by the Managing Partner as shall be consistent with Code (S)704(c) and the Regulations promulgated thereunder, taking into account the Partners' distributive shares of the corresponding book items with respect to such property, as determined under this Article IX, Code
(S)704(b) and Reg. (S)1.704-1(b)(1)(vi).

     B. If Code (S)704(c) is not applicable, depreciation, amortization and gain or loss, as computed for tax purposes, with respect to Partnership property which is revalued on the books of the Partnership in accordance with Reg.
(S)1.704-1(b)(2)(iv)(f) and which has a book value greater or lesser than its adjusted tax basis (and, to the extent permitted by the Regulations, with respect to other Partnership property) shall be allocated among the Partners in a manner that takes into account the variations between the adjusted income tax basis and the book value of such property in the accordance with Code (S)704(c) principles, utilizing such reasonable method as determined by the Managing Partner, and shall be consistent with Code (S)704(c) and the Regulations.

     SECTION 9.4  Apportionment of Allocations.  In every Partnership taxable
                  ----------------------------
year in which the Percentage Interest of any one Partner varies, whether due to entry into the Partnership after the first day of the Partnership's taxable year or otherwise, Profits or Losses (or items thereof) which are to be allocated to the Partners in proportion to their Percentage Interests shall be apportioned among the Partners in accordance with each Partner's varying Percentage Interest in the manner required by Code (S)706(d) (even if Code (S)706(d) is not otherwise applicable).

     In the event there are insufficient Profits or Losses to fully satisfy all allocations required to be made to all Partners at any priority level set forth in Sections 9.1 or 9.2 above, the available Profits and Losses (or items thereof) to be allocated at such priority level shall be allocated among all Partners entitled to allocations at such priority level based on the relative amounts of Profits or Losses (or items thereof) to be allocated to each of the Partners at such priority level (which, for this purpose, shall be determined by assuming that there were sufficient Profits or Losses, or items thereof, to fully satisfy the allocations at such priority level).


                                   ARTICLE X
                                   ---------

                                 DISTRIBUTIONS
                                 -------------

     SECTION 10.1  Distributions of Available Cash.  Except as otherwise
                   -------------------------------
provided in this Article X, Available Cash for each fiscal year of the Partnership, if any, shall be distributed as follows:

     A. First, all Available Cash up to, but not exceeding, an amount equal to the Tax Distribution for such taxable year shall be apportioned among, and distributed to, the Partners in the same proportions as the aggregate net taxable income of the Partnership for such fiscal year was allocated to the Partners pursuant to Article IX above. Distributions of Available Cash at this priority level shall be made either during the applicable fiscal year or at any time thereafter, but the Managing Partner shall endeavor to make such distributions to the Partners in sufficient time to allow the Partners to pay their federal, state and city income taxes on their allocable share of the Partnership's net taxable income for such fiscal year. Notwithstanding the foregoing, the Partnership shall not make Tax Distributions to N-K (or its successors or permitted assigns) to cover any tax liability of N-K or its shareholders due to the inherent gain existing as of the date hereof resulting from the debt on the Property exceeding N-K's or Noble's or Kidd's basis therein, resulting in a negative capital account.

     B.   Next, to the repayment of any Contribution Loans in accordance with
Section 5.2.

     C. Then, any remaining Available Cash shall be distributed among the Partners in such a manner as to bring the positive (i.e., credit) balances in the Partners' Capital Accounts into the same proportions as the Percentage Interests (determined as of the last day of such fiscal year and after all allocations of Profits and Losses under Article IX for such fiscal year have been properly reflected in the Partners' Capital Accounts and after adjustments have been made to such Capital Accounts for any distributions made under Subsection 10.1.A. above).

     D. Thereafter, the balance (if any) of Available Cash shall be distributed to the Partners in accordance with their relative Percentage Interests.

     SECTION 10.2  Liquidation Distributions.  Following the earlier of the
                   -------------------------
dissolution of the Partnership, as provided in Section 13.1 below, or the Liquidation of the Partnership, distributions shall be made in the manner set forth in Section 13.2 below.

     SECTION 10.3  Return of Capital Contributions/Limitations
                   -------------------------------------------
on Distribution/Liability for Repayment.  Notwithstanding anything herein to
---------------------------------------
the contrary, no Partner shall receive a return of such Partner's capital contributions or receive any other distribution from the Partnership (other than Tax Distributions) until all liabilities of the Partnership, (including liabilities to the Partners for loans made to the Partnership, but excluding liabilities to the Partners on account of their capital contributions), have been paid or there remains sufficient property (based on the fair market value of remaining assets) of the Partnership to pay them. If a Partner (including former Partners) or an assignee of a Partner receives the return of any part of such Partner's capital contributions or any other distribution in violation of this Agreement or Partnership Law, such Partner shall be liable to the Partnership for a period of six (6) years following such wrongful distribution for the amount of such wrongful distribution. If a Partner (including former Partners) receives the return in whole or in part of such Partner's capital contribution in a distribution not violating the terms of this Agreement or Partnership Law, such Partner shall be liable to the Partnership for a sum equal to such returned contribution for a period of one (1) year following such return, but only to the extent necessary to discharge the Partnership's liabilities to creditors who extended credit to the Partnership during the period the contribution was held by the Partnership. Any Partner so liable shall repay such amount within thirty (30) days after the Managing Partner shall have delivered to such Partner a written notice regarding such repayment. Failure of any Partner or former Partner (or assignee) to make repayment required under this Section 10.3 shall subject such defaulting person to payment of interest at the highest legal rate on the amount due from such person from the date of the delivery of notice requiring such repayment until (but not including) the date of such repayment, plus all costs and expenses of collection, including reasonable attorneys' fees.

                                  ARTICLE XI
                                  ----------

                     INVESTMENT; PARTNER REPRESENTATIONS;
                     ------------------------------------
                            UNREGISTERED SECURITIES
                            -----------------------

     THE PARTNERSHIP INTERESTS HAVE NOT BEEN REGISTERED, QUALIFIED, APPROVED OR DISAPPROVED UNDER ANY FEDERAL OR STATE SECURITIES LAW, INCLUDING THE SECURITIES ACT OF 1933 AND THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT, AND HAVE BEEN SOLD IN RELIANCE ON EXEMPTIONS FROM REGISTRATION AFFORDED BY APPLICABLE FEDERAL AND STATE SECURITIES LAWS, INCLUDING, BUT NOT LIMITED TO, THE SECURITIES ACT OF 1933 AND THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT.

     SUBJECT TO THE OTHER LIMITATIONS CONTAINED IN THIS AGREEMENT, THE PARTNERSHIP INTERESTS MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE OFFER AND SALE OF SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT, AND/OR THE APPLICABLE SECURITIES ACT(S) OF ANY OTHER STATE, UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE UNDER ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS, AND (UNLESS WAIVED BY THE MANAGING PARTNER), THE TRANSFERRING PARTNER FIRST PROVIDES THE MANAGING PARTNER WITH AN OPINION OF COUNSEL, SATISFACTORY TO THE MANAGING PARTNER, TO SUCH EFFECT.

Each Partner hereby represents and warrants to the Partnership and to the Managing Partner that such Partner has acquired such Partner's partnership interests for investment purposes only. In addition to any other condition imposed by this Agreement, each Partner acknowledges and understands the above legends and agrees to accept and abide by the above referenced restriction(s) on the transferability of such Partner's partnership interests.


                                  ARTICLE XII
                                  -----------

                              CHANGES IN PARTNER
                              ------------------
                   TRANSFERABILITY OF PARTNERSHIP INTERESTS
                   ----------------------------------------

     SECTION 12.1  Restrictions on Managing Partner/Permitted Transfers to
                   -------------------------------------------------------
Affiliates.  Except in connection with an Assignment of its interest to the
----------
extent permitted in this Article XII, or in connection with a transfer under
Section 5.2, the Managing Partner shall not, without the prior written consent of all Partners, retire or withdraw from the Partnership, or Assign all or any part of its interest in the Partnership.

     SECTION 12.2  Restrictions on Partners.  Except as otherwise provided in
                   ------------------------
Section 12.1 above and Section 12.4 below, no Partner shall have the right to withdraw from the Partnership prior to the dissolution and winding up of the Partnership, and, in the event of a dissolution, only in accordance with Sections 13.2 and 13.3 below. Except as expressly provided in Sections 5.2, 12.1 and 12.4, a Partner may not Assign all or any portion of such Partner's interest in the Partnership. If a Partner is a corporation, trust, or other entity and is dissolved or terminated, the powers of such dissolved Partner may be exercised by its legal representative or its successor. Any Assignment of the voting interests of a Partner that is an entity (i.e., is not an individual) shall be treated as an Assignment of the interest in the Partnership owned by such entity if, as a result thereof, the Persons who hold a majority of the voting interests in such entity as of the date of this Agreement (or if such entity was admitted as a Partner after the inception of the Partnership, as of the date such entity was admitted as a Partner in the Partnership) own less than a majority of the voting interests in such entity after such Assignment. Any Assignment of a partner interest other than in accordance with the provisions of this Section
12.2 (and to the extent applicable, Article XI and Sections 5.2, 12.1 and 12.4) shall be null and void ab initio. In the event that there shall be a permitted
                       ---------
sale of a partner interest to any person in accordance with all of the terms of
Section 12.4 but in connection therewith the transferee does not have the automatic right to be admitted as an additional Partner, or if in connection with any Assignment of an interest as a partner in the Partnership permitted under this Article XII, the transferring Partner and/or the transferee do not execute all such instruments as the Managing Partner may reasonably deem necessary or desirable, or the transferee does not agree to assume the obligations of the transferring Partner to the Partnership, then the transferee in any such transaction shall be treated as an assignee under the Partnership Law and shall not be admitted as an additional partner unless consented to by the Managing Partner, which consent may be withheld in the sole discretion of the Managing Partner.

     SECTION 12.3  Liability for Transfer Expenses.  All costs and expenses
                   -------------------------------
incurred by the Partnership in connection with any disposition of a Partnership interest pursuant to this Article XII (including any disposition caused by the Bankruptcy of a Partner) in or in connection with another person becoming an assignee or admitted as an additional partner in the Partnership, including any filing, recording, and publishing costs and the reasonable fees and disbursements of counsel, shall be paid by and be the sole responsibility of the Partner disposing of such interest (or by the trustee, receiver or other successor-in-interest in the case of a dissolved or bankrupt Partner).

     SECTION 12.4  Optional Purchases of Units.  Except as otherwise provided in
                   ---------------------------
Section 5.2, in Section 12.1 and in Section 12.10, in the event that any Partner receives a "bona fide written offer from a qualified purchaser" to purchase all, but not less than all, of such Partner's interest in the Partnership, and such Partner desires to sell all, but not less than all, of such Partner's interest in the Partnership pursuant thereto, such Partner (the "Selling Partner") may sell all of its interest in the Partnership and without the consent of the Managing Partner, subject, however, to the limitations of Section 12.2 and
Article XI above, but only in accordance with the provisions of this Section
12.4. Any such offer to purchase voting interests in a Partner which is a corporation, partnership or other form of legal entity shall, to the extent any such sale would constitute an "Assignment" under Section 12.2 above, be treated as an offer to purchase the interest in the Partnership owned by such entity for purposes of this Section 12.4. For purposes hereof, a "bona fide offer from a qualified purchaser" means a written and binding offer from a Person, other than a Non-Qualified Person, who has the financial ability to consummate the purchase described in such offer, and which offer sets forth a description of the Partnership interest subject thereto, the name and principal business address of the Person who is the proposed purchaser (and, if such purchaser is purchasing as a nominee for another Person, the name and address of such other Person), and the price and all of the terms and conditions of the proposed purchase.

     The Selling Partner shall give written notice (the "Offer") to the Managing Partner and to each of the other Partners (collectively, the "Remaining Partners") that such Selling Partner desires to sell all of its interest as a Partner in the Partnership (the "Offered Interest"), for the price and pursuant to the terms of the bona fide offer from the qualified purchaser, a full description of which shall be attached to the Offer.

     The Managing Partner shall have the first option to purchase all, but not less than all, of the Offered Interest, at the price and upon the terms contained in the Offer for a period of twenty (20) days from the receipt of the offer, such option to be exercised by delivery of written notice to the Selling Partner within such twenty (20) day period.

     If, as of the expiration of the twenty (20) day period described above, the Managing Partner does not exercise its option to purchase all of the Offered Interest, then each of the Remaining

Partners shall have the option to purchase each such Remaining Partner's proportionate share (as hereinafter defined), or other mutually agreed portion, of all, but not less than all, of the Offered Interest, at the price and upon the terms contained in the Offer for a period of twenty (20) days following the expiration of the above-described twenty (20) day period during which the Managing Partner had an option to purchase. Each such Remaining Partner's "proportionate share" of the Offered Interest shall mean the product of the Offered Interest and a fraction, the numerator of which is the Percentage Interest of such Remaining Partner and the denominator of which is the total Percentage Interests owned by all such Remaining Partners who have timely elected (and which were eligible to elect) to purchase their proportionate shares of the Offered Interest. The option of such Remaining Partners shall be exercised by delivery of a written notice to the Selling Partner within such twenty (20) day period (i.e., within the twenty (20) day period that the Remaining Partners have an option to purchase hereunder).

     During the combined forty (40) day period described above during which the Managing Partner and the Remaining Partners have an option to purchase the Offered Interest, the Selling Partner may not transfer the Offered Interest to the qualified purchaser or to any other Person. If, as of the expiration of the combined forty (40) day period described above, the Managing Partner and the Remaining Partners have not elected to purchase all of the Offered Interest in accordance with the foregoing, then the Selling Partner shall be free to sell the Offered Interest to the qualified purchaser named in the Offer, provided that: (1) the Selling Partner first complies with the provisions of Article XI above, (2) such sale is on terms and conditions no more favorable to the Qualified Purchaser than those set forth in the offer, and (3) such sale is consummated within one hundred (100) days following the giving of the Offer. If the Selling Partner does not consummate the sale of the Offered Interest to the Qualified Purchaser within such one hundred (100) day period, the Offered Interest shall again be fully subject to all the terms and conditions of this
Section 12.4.

     In the event that the Managing Partner or the eligible Remaining Partners timely elect to purchase the Offered Interest in accordance with the foregoing, closing of the purchase of the Offered Interest shall take place at the principal place of business of the Partnership (or such other mutually agreed upon location) on such date selected by the purchasing party within sixty (60) days after the exercise of the Option.

     SECTION 12.5  Removal of Managing Partner.
                   ---------------------------

     A. If the Managing Partner becomes Bankrupt, is convicted of a felony or files a certificate of dissolution (or its equivalent) or otherwise has its charter revoked (other than a ministerial revocation resulting from a failure to file an annual report, which failure is promptly cured after notice from any Partner or its representative), the Managing Partner shall automatically be removed as managing partner and such Managing Partner's interest in the Partnership shall be treated in the manner provided in Section 12.8 below. Notwithstanding the foregoing, if upon the dissolution of the Managing Partner, its interest in the Partnership is or will be assigned in a manner permitted under Section 12.1 above, then such dissolved Managing Partner's interest in the Partnership, as a general partner, shall not be treated in the manner provided in Section 12.8 below, and such person or persons or such corporation or other form of business entity succeeding to such former Managing Partner's interest in the Partnership, as a general partner, shall be admitted into the Partnership as a substitute or successor Managing Partner(s), and shall succeed, collectively, to all of the interests of such former Managing Partner (in its status as general partner) in the Partnership, effective the moment before such former Managing Partner was dissolved.

     B. Except as may be otherwise provided by law, and except as may otherwise be mutually agreed to by all Partners (including the Managing Partner), the right to remove the Managing Partner shall be limited to the events described in Subsection 12.5.A above. Any successor general partner may be removed as a general partner upon the terms and conditions provided in Subsection 12.5.A above. The removal of a general partner in accordance herewith shall in no way limit or affect the liability of such general partner to the Partnership for debts and liabilities of the Partnership arising or accruing prior to the effective date of such general partner's removal.

     SECTION 12.6  Effect of Change of Partners.  Subject to the provisions of
                   ----------------------------
this Agreement, the withdrawal, Bankruptcy, or substitution of any Partner shall not interrupt the continuity of, or cause the termination or dissolution of, the Partnership. Except as otherwise provided by this Agreement, if the Managing Partner withdraws, dissolves, becomes Bankrupt, is removed or otherwise ceases to be a member of the Partnership, the Partnership shall dissolve upon the date of any such event, unless there is at least one remaining Managing Partner (including a successor general partner to a dissolved general partner), if any, who agrees to continue the business of the Partnership (such right to continue the business of the Partnership being expressly granted hereby), or unless within ninety (90) days after such event, all Partners agree in writing to continue the business of the Partnership and to the appointment of one or more additional general partners if necessary or desirable.

     SECTION 12.7  Appointment of Additional Managing Partners.  In the event
                   -------------------------------------------
that the Partnership does not dissolve upon the date the Managing Partner withdraws, dissolves, ceases to be a member of the Partnership, or becomes bankrupt solely because all Partners within ninety (90) days of such event agree in writing to continue the business of the Partnership and to the appointment of one or more additional Managing Partners as may be necessary or desirable, such additional Managing Partner(s) shall be appointed by the unanimous agreement of all such remaining Partners.

     SECTION 12.8  Payments to (or Change in Status of) Removed Managing
                   -------------------------------------------- --------
Partner. In the event the Managing Partner is removed as a general partner pursuant to this Article XII (or otherwise pursuant to the Partnership Law), whether or not such removal triggers a dissolution of the Partnership, except as otherwise provided in Subsection 12.5.B above, such Managing Partner's entire general partner interest in the Partnership shall, upon such removal, be converted into a special partner interest having the same rights to distributions and interests in the Profits, Losses and capital of the Partnership as prior to such conversion, and this Agreement shall be duly amended. After such conversion, the holder of such converted interest shall be automatically admitted as an additional Partner. Each holder of a former Managing Partner's converted interest, who is to be admitted as an additional partner, if not already bound by all of the terms and conditions of this Agreement, shall, as a condition of such admission, be required to execute a joinder to this Agreement, whereby such person becomes bound by all of the terms and conditions of the Agreement (as it may be amended prior thereto or in connection with such conversion). The conversion of the Managing Partner's interest hereunder shall not, of itself, eliminate any liability to the Partnership or to the other Partners that the Managing Partner may have under this Agreement at such time.

     SECTION 12.9  Option to Purchase if a Partner Becomes a Non-Qualified
                   -------------------------------------------------------
Person.  If any Partner (other than the Managing Partner) or any "Affiliate" of
------
such Partner is or becomes a Non-Qualified Person at any time during the term of this Partnership Agreement, such Partner shall promptly notify the Managing Partner and all the other Partners of such fact. Such Partner (the "Selling Partner") shall (whether or not such notice is timely given) be deemed for purposes of Section 12.4 above to have given an "Offer" to the Managing Partner and to the "Remaining Partners" to sell its entire interest in the Partnership for a price equal to the positive (i.e., credit) balance in its Capital Account (which shall be determined as of the date of acceptance of such Offer or, at the sole option of the purchasing Partner(s), determined as of the date such Partner first became a Non-Qualified Person) and which shall be payable in full at closing. If the balance in the Selling Partner's Capital Account at such time is zero or is a negative number, the selling price shall be One Dollar ($1.00). Such offer shall remain open, and may be accepted by the Managing Partner or the Remaining Partners in accordance with the terms of Section 12.4 above, except that the period for acceptance of such Offer shall not terminate until twenty
(20) days or forty (40) days (whichever period is applicable under Section 12.4) after the Selling Partner first gives written notice to the Managing Partner and all of the Remaining Partners that it is, or has become, a Non-Qualified Person. In addition, the period for exercising the Option will commence on the first date on which the Selling Partner becomes a Non-Qualified Purchaser, regardless of whether notice of such fact has been given by the Selling Partner to the Managing Partner and the Remaining Partners. (Thus, if a Partner becomes a Non-Qualified Person and fails to give such notice, such Partner shall be in breach of this Agreement and, in addition, the period during which the Managing Partner and the Remaining Partners may exercise their Option hereunder shall remain open indefinitely.) If the Managing Partner and the Remaining Partners do not exercise their Option to purchase the Selling Partner's Interest in the Partnership prior to the expiration of the option period provided hereunder, the interest of the Selling Partner shall continue to be held by the Selling Partner and shall remain subject to all terms and conditions of this Agreement. Except as set forth in this Section 12.9 (the terms of which shall control if in conflict with Section 12.4 above), the terms and conditions of Section 12.4 above shall apply to any sale and purchase of the Selling Partner's interest in the Partnership hereunder. Notwithstanding the foregoing, N-K shall not be deemed to have become a Non-Qualified Person for purposes of this Section 12.9 if N-K shall have first offered, in writing, to the Managing Partner, the right to participate solely with N-K (or its Affiliates), and with no other Non-Qualified Person, in any Timeshare Activity in which N-K intends to engage, and the Managing Partner shall have declined, in a writing to be given within thirty
(30) days of the Managing Partner's receipt of N-K's offer, to participate with N-K in such proposed Timeshare Activity. If the Managing Partner so declines and N-K thereafter desires to enter into any Timeshare Activity with any third party on terms which are not substantially similar in all material respects to those proposed to the Managing Partner, the Managing Partner shall once again be offered, in writing, the right to participate solely with N-K in such Timeshare Activity on the new terms being proposed to or by the third party. If the Managing Partner still declines (in writing to be given within fifteen (15) days of the Managing Partner's receipt of N-K's offer) to participate in the Timeshare Activity, N-K may do so without becoming a Non-Qualified Person.

     SECTION 12.10  Managing Partner's Call Options.
                    -------------------------------

     A.   Transfers by Managing Partner to Non-Affiliates.  Notwithstanding any
          -----------------------------------------------
other provision of this Agreement, upon thirty (30) days prior written notice to the remaining Partners, the Managing Partner may sell its entire interest in the Partnership, or the Persons who hold not less than a majority of the voting interests in the Managing Partner may sell all or not less than a majority of their equity interests (which, in the case of a sale of equity interests, shall include not less than a majority of the voting control) in the Managing Partner, provided, in either event, that such sales are effected in conjunction with (a) the sale of not less than fifty-one percent (51%) of the assets or equity interests (which shall include voting control) of VCH Oaks, Inc., to any Persons other than (i) the Persons listed on Schedule 12.10 attached hereto, and (ii) any affiliate of the Managing Partner; or (b) a change in control (hereinafter defined) of Vistana Development, Ltd. Any such sales shall not be subject to the restrictions set forth in this Article XII except to the extent any such provisions are specifically made applicable to sales made pursuant to this
Section 12.10. In the event of a sale by the Managing Partner of its entire interest in the Partnership under this Section 12.10, the Managing Partner may also require the remaining Partner to sell its entire interest in the Partnership simultaneously with the closing of the sale of the interest of the Managing Partner hereunder or "call" the interest of the remaining Partner, as set forth below. The option of the Managing Partner to require a simultaneous sale of the remaining Partner's entire interest in the Partnership may be exercised by the Managing Partner by including a notification of such required sale in the notice given to the remaining Partner in the first sentence of this
Section 12.10.

     B.   Call Option in the Event of a Transfer of the Managing Partner's
          ----------------------------------------------------------------
interest to a Non-Affiliate.  The Managing Partner shall have the option to
---------------------------
purchase (or cause its designee to purchase) each Partner's entire interest in the Partnership, which option may be exercised by written notice to a Partner, which may be given only in the event that the Managing Partner has entered into a binding agreement to Assign its entire interest in the Partnership to any Person, including a Non-Qualified Person, which is not an Affiliate of the Managing Partner or of the Persons listed on Schedule 12.10 attached hereto, at the time of exercise of the option ("Non-Affiliate Purchaser") and which does not occur in conjunction with a change in control of Vistana Development, Ltd. The purchase price paid by the Managing Partner to the selling Partner shall be a price equal to the price per percentage point of Partnership Interest that the Non-Affiliate Purchaser is paying to the Managing Partner in connection with the acquisition by such Non-Affiliate Purchaser of the Managing Partner's interest in the Partnership multiplied by the number of percentage points of Percentage Interest owned by the selling Partner. Such purchase price shall take into consideration any Residual Income (hereinafter defined) received by the Managing Partner from the Non-Affiliate Purchaser. Residual Income shall mean all forms of consideration received and value derived by the Managing Partner or its Affiliates on account of and in consideration for such sale, transfer, conveyance or Assignment of its interest in the Partnership (and not of any other entity), including without limitation, consulting fees and similar payments and other fees and similar payments received by the Managing Partner or its Affiliates, to the extent they are above those usually and customarily paid for similar services in arms length transactions, and the value of partnership interests, shares or other forms of equity interests in the Non-Affiliate Purchaser received by the Managing Partner or its Affiliates and attributable solely to the Assignment of the Managing Partner's or its Affiliate's interest in the Partnership (and not of any other entity). Closing of the purchase of the selling Partner's interest by the Managing Partner (or its designee (which may include the Non-Affiliate Purchaser)) pursuant to this Section shall occur concurrently with the acquisition of the Managing Partner's interest by the Non-Affiliate Purchaser, at the Partnership's principal business office on such business day and hour as the Managing Partner may request, but not later than one hundred twenty (120) days after the notice of exercise of the option is given by the Managing Partner. Payment for the selling Partner's interest shall be made on the same terms as those governing the acquisition of the Managing Partner's interest by the Non-Affiliate Purchaser. Any transferee of the interests of the Managing Partner or any other Partner under this Section 12.10.B shall automatically be admitted as a successor Managing Partner or Partner (as appropriate) in the Partnership.

     C.   Call Option in the Event of a Change in Control of Vistana
          ----------------------------------------------------------
Development, Ltd.  The Managing Partner shall have the option to purchase each
-----------------
Partner's entire interest in the Partnership, which option may be exercised by written notice to a Partner, which may be given only in the event that the Managing

Partner reasonably believes (whether by the execution of a binding agreement, letter of intent or other written proposal, term sheet or similar document) that there will be a "change in control" of its Affiliate, Vistana Development, Ltd. For purposes of this Section 12.10.C change in control shall be defined to mean
(i) the acquisition by any Person or Persons acting in concert as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, of the beneficial ownership of securities representing more than fifty percent (50%) of the combined voting power of the then outstanding securities of Vistana Development, Ltd. or Vistana Capital Holdings, Inc.; (ii) the sale of substantially all of the assets of Vistana Development, Ltd. and its Affiliates to a third party which is not an Affiliate, or (iii) an initial public offering of any class of securities of Vistana Development, Ltd. or any successor entity thereto, or (iv) in the event Vistana Development, Ltd. or any successor or entity has become a public company, any change in control required to be disclosed under the proxy rules of promulgated by the securities and exchange commission. Closing of the purchase of the Partner's interest in the Partnership shall occur concurrently with the change in control of Vistana Development, Ltd. Payment for the purchase of the Limited Partner's interest shall be made all in cash at closing.

     The purchase price for each Partner's interest acquired pursuant to this
Section 12.10.C. shall be equal to the fair market value of such interest (i.e., the price a willing buyer and a willing seller would agree upon as a fair sales price that could reasonably be expected to be received upon the sale of the Partner's interest, based upon the assumption that (i) both parties are well informed of all relevant factors affecting value including any special or adverse tax, business, financial or operational burdens which the Partnership may incur as a result of the transfer of any interest by any individual Partner,
(ii) neither party is compelled to buy or sell, (iii) the purchaser will be admitted as a partner in the Partnership, and (iv) the selling Partner will be receiving its Percentage Interest of any Residual Income relating solely to the Property, to be received by the Managing Partner or its Affiliates). Promptly after the date (the "Election Date") the Managing Partner exercises its option hereunder, the selling Partner and the Managing Partner shall attempt to agree upon the fair market value of the selling Partner's interest. If the selling Partner and the Managing Partner cannot agree upon the fair market value of the interest within thirty (30) days after the Election Date, such parties shall attempt to agree upon a mutually acceptable Qualified Appraiser (as hereinafter defined) to determine the fair market value of the selling Partner's interest, and if a mutually acceptable Qualified Appraiser is selected within ten (10) days after the expiration of the thirty (30) day period specified above, such appraiser shall submit, within sixty (60) days of such appraiser's selection, a written appraisal setting forth such appraiser's determination of the fair market value of the interest of each selling Partner and such determination shall be binding upon the selling Partner and the Managing Partner.

     If a mutually acceptable Qualified Appraiser is not selected within the ten
(10) day period described above, either the selling Partner or the Managing Partner may, by written notice to the other party, select a Qualified Appraiser with experience in valuing interests in partnerships and also with experience in appraising interests in timeshare businesses (a "Qualified Appraiser"), and, within ten (10) days after receipt of such notice, the other party may (but need not), by written notice, designate a second Qualified Appraiser to determine the fair market value of the interest.

     If the second Qualified Appraiser is not so designated, then the first Qualified Appraiser shall proceed to appraise the selling Partner's interest and his determination of the fair market value of the selling Partner's interest shall be binding upon both the selling Partner and the Managing Partner.

     If a second Qualified Appraiser is designated, the first and second Qualified Appraisers shall each appraise the selling Partner's interest. If within forty-five (45) days after the second Qualified Appraiser is designated, the first and second Qualified Appraisers do not agree upon the fair market value of the selling Partner interest and are unable to reduce the range of their difference so that the higher appraisal does not exceed the lower appraiser by more than ten percent (10%) of the amount of the lower appraisal, then the Qualified Appraisers shall jointly designate a third Qualified Appraiser within ten (10) days after the expiration of such 45-day period. If there are two Qualified Appraisers and the higher appraisal does not exceed the lower appraisal by more than ten percent (10%) of the lower appraisal, then the fair market value of the selling Partner's interest shall be deemed to be the average of the two appraisals. If there are three appraisers and if they are unable to agree upon the fair market value of the selling Partner's interest, then the fair market value of the selling Partner's interest shall be deemed to be the average of the two appraisals which are closest in value to each other. The appraiser or appraisers shall promptly notify the selling Partner and the Managing Partner of their determination of the fair market value of the selling Partner's interest.

     The Managing Partner shall each pay the fees and expenses of the Qualified Appraiser, and if there is more than one Qualified Appraiser, the fees and expenses of the Qualified Appraisers.

     D. The Partners agree that the provisions of this Section 12.10 may be specifically enforced.


                                 ARTICLE XIII
                                 ------------

                        DISSOLUTION OF THE PARTNERSHIP
                        ------------------------------

     SECTION 13.1  Events of Dissolution.  The Partnership shall be dissolved,
                   ---------------------
and its assets liquidated pursuant to Section 13.2 below, upon the first to occur of:

     A.   December 31, 2046;

     B. The sale, disposition or condemnation of all or substantially all of the Partnership's property (other than cash); provided, that, if on the disposition of any such property, the Partnership shall own any purchase money notes and mortgages, or promissory notes, the Partnership shall not be deemed to have disposed of all or substantially all of its property until such time as such purchase money notes and mortgages, or promissory notes, are paid or otherwise disposed of in full;

     C. The withdrawal, retirement, removal, dissolution, Bankruptcy or cessation of membership in the Partnership of the Managing Partner, unless the Partnership is continued as provided in Article XII;

     D. The agreement, in writing, of Partners owning not less than seventy-five percent (75%) of the Percentage Interests to dissolve the Partnership; or

     E. The occurrence of any event which, under the Partnership Law (but subject to the provisions of this Agreement), causes the dissolution of this Partnership.

     The Partnership shall continue to exist following the occurrence of any of the foregoing events solely for the purpose of winding up its affairs.

     SECTION 13.2  Distributions Upon Dissolution or Liquidation of the
                   ----------------------------------------------------
Partnership.  Upon the earlier of (i) the dissolution of the Partnership as
-----------
provided by Section 13.1 above, or (ii) the

Liquidation of the Partnership, the Managing Partner (or, if none, a special liquidator appointed by Partners owning not less than a majority of the Percentage Interests) shall immediately commence to wind up the Partnership's affairs and, except as provided below, shall distribute all the assets of the Partnership in liquidation as soon as practicable. In connection with winding up the Partnership's affairs, the Managing Partner (or, if none, the special liquidator appointed by the Partners) shall have the authority to sell any assets of the Partnership then on-hand for such price and on such commercially reasonable terms and conditions as such Managing Partner (or special liquidator) shall determine in its reasonable discretion, and distribute the proceeds thereof in liquidation, and/or distribute all or any portion of such assets to the Partners in-kind. In the event that any assets are to be distributed in-kind, the Managing Partner (or special liquidator) shall have the sole right to select the assets to be distributed to each of the Partners, and may distribute any such assets proportionately or non-proportionately to or among the Partners; provided that the aggregate distributions of cash and property to each of the Partners (based on the net fair market value of property distributed in-kind) does not exceed the aggregate amount to which each such Partner would otherwise be entitled had all Partnership property otherwise to be distributed in-kind been first converted into cash; and provided further that if property and cash are to be distributed among the Partners, any such cash shall be distributed among the Partners in proportion to the Partners' positive capital account balances, as determined without regard to the distributions made pursuant to Subsection 13.2.B hereof.

     In the event of the Liquidation of the Partnership, except as provided below, all assets of the Partnership to be distributed to the Partners shall be distributed in liquidation no later than the last day of the Partnership fiscal year in which such Liquidation occurs (or, if later, within ninety (90) days of the date of Liquidation). Notwithstanding the above, if there is a Liquidation of the Partnership solely because fifty percent (50%) or more of the total interests in the Partnership capital and profits were sold or exchanged within a twelve-month period, the assets of the Partnership shall not be actually distributed in liquidation solely as a result of such occurrence (and no Partner shall have the right to demand a distribution solely by reason of such occurrence).

     The assets to be distributed in liquidation shall be distributed in the following order of priority:

     A. Payment to creditors of the Partnership, including Partners, in the order of priority provided by law; and

     B. Payment to the Partners in accordance with and in proportion to their positive capital account balances, as determined after taking into account all proper capital account adjustments for the Partnership fiscal year during which the dissolution or Liquidation of the Partnership occurs (or, if later, through the date of the final distribution to the Partners as required by this Section 13.2), other than those adjustments made for liquidating distributions pursuant to this Subsection 13.2.B or for contributions by a Partner pursuant to
          Section 13.3 below.

     If upon the Liquidation of the Partnership the capital accounts of the Partners are adjusted pursuant to Section 6.3 above, the Managing Partner (or special liquidator, as the case may be), in its sole discretion, may, out of amounts otherwise distributable to the Partners, create reserves reasonably required to provide for Partnership liabilities (contingent or otherwise) and may withhold the distribution of installment obligations owed to the Partnership so long as (i) the other assets of the Partnership, distributable to the Partners, are distributed within the time set forth above and in the ratios of the Partners' positive capital account balances, and (ii) such withheld amounts are distributed as soon as practicable and in the ratios of the Partners' positive capital account balances.

     SECTION 13.3  Balance Owed by Partner.  Except as provided below, should
                   -----------------------
the Managing Partner have a deficit balance in the Managing Partner's capital account following the liquidation of its interest in the Partnership (as defined in Reg. (S)1.704-1(b)(2)(ii)(g)), as determined after taking into account all proper capital account adjustments for the Partnership fiscal year during which such liquidation occurs (or, if later, through the date of the final distribution in liquidation of the Managing Partner's interest), other than the adjustment made for contributions by the Managing Partner pursuant to this
Section 13.3, the deficit balance shall represent an obligation from the Managing Partner to the Partnership to be paid in cash no later than the last day of the Partnership fiscal year during which such liquidation occurs [or, if later, no later than ninety (90) days after the date of such liquidation].

     Any Partner with a deficit balance in such Partner's capital account following the liquidation of such Partner's interest in the Partnership, to the extent attributable to a general partner interest which was converted to that of a limited partner interest in accordance with Section 12.8 above, shall be obligated to restore such deficit balance to the extent of the aggregate liability, if any, of such Partner to Partnership creditors, as determined by law as of the date of the liquidation of such Partner's interest in the Partnership, and by taking into account any and all assets of the Partnership (other than any asset which consists of the obligation of such Partner to make a contribution pursuant to this Section 13.3) which are then available (or which will thereafter be available) to satisfy, in whole or in part, the indebtedness of the Partnership to which such creditors' claims relate.

     No other Partner shall be obligated to restore a deficit balance in its capital account in its capacity as a Partner following the liquidation of such Partner's interest in the Partnership.

     SECTION 13.4  Instruments of Termination.  Upon the ter mination of the
                   --------------------------
Partnership, the Managing Partner (or special liquidator, as the case may be) shall make such filings and do such other acts as shall be required by the Partnership Law and the Partners hereby agree to execute and deliver to the Managing Partner (or special liquidator, as the case may be) such certificates or documents as shall be so required.


                                  ARTICLE XIV
                                  -----------

                              TAX MATTERS PARTNER
                              -------------------

     SECTION 14.1  Appointment of Tax Matters Partner.  The tax matters Partner
                   ----------------------------------
("TMP") for the Partnership shall be the Managing Partner.

     SECTION 14.2  Employment of Advisors.  The TMP shall employ experienced tax
                   ----------------------
advisors to represent the Partnership in connection with any audit, examination or investigation of the Partnership by the Internal Revenue Service (or by any state or local taxing authority), and in connection with all subsequent administrative and judicial proceedings arising out of such audit, examination or investigation. The fees and expenses of such tax advisors shall be a Partnership expense and shall be paid by the Partnership. Such advisors shall be responsible for representing the Partnership. It shall be the responsibility of the Managing Partner and the Partners, at their own expense, to employ tax advisors to represent their respective separate interests.

     SECTION 14.3  Notice and Expenses.  The TMP shall keep the Partners
                   -------------------
informed of all administrative and judicial proceedings, as required by the Code, and shall furnish to each Partner, who so requests in writing, a copy of each notice or other communication received by the TMP from the Internal Revenue Service (except such notices or communications which are sent directly to such requesting Partner by the Internal Revenue Service). All expenses incurred by the TMP in serving as TMP shall be Partnership expenses and shall be paid by the Partnership.

     SECTION 14.4  Authority of Tax Matters Partner.  The TMP shall have the
                   --------------------------------
full authority to take any and all actions otherwise permitted to be taken by a tax matters partner under the Code in connection with any audit, examination or investigation of the Partnership, and in connection with any and all administrative and judicial proceedings arising out of such audit, examination or investigation, including, but not limited to, any of the following actions:

     A. Enter into a settlement agreement with the Internal Revenue Service, even if such settlement agreement binds the Partners other than the TMP;

     B.   File a petition as contemplated in Code (S)6226(a) or (S)6228;

     C.   Intervene in any action contemplated in Code (S)6226(b);

     D.   File any requests contemplated in Code (S)6227(b); or

     E. Enter into an agreement extending the period of limitations, as contemplated by Code (S)6229(b)(1)(B).

     SECTION 14.5  Indemnification.  The Partnership shall indemnify and hold
                   ---------------
the TMP harmless against judgments, fines, amounts paid in settlement and expenses (including reasonable attorneys' fees, whether before or at trial or during any appellate proceeding), paid or incurred by the TMP in any civil, criminal or investigative proceeding in which the TMP is involved or threatened to be involved solely by reason of being the TMP for the Partnership; provided that the TMP acted reasonably and in good faith within what the TMP reasonably believed to be in the best interests of the Partnership or the Partners, as a whole. Notwithstanding the foregoing, the TMP shall not be indemnified under this Section 14.5 against any liability of the TMP to the Partnership or the Partners to the extent any such liability is attributable to or otherwise arises out of the TMP's fraud, intentional misconduct or gross negligence.

                                  ARTICLE XV
                                  ----------

                                 MISCELLANEOUS
                                 -------------

          SECTION 15.1  Notices.  All notices or other communications given or
                        -------
made under this Agreement shall be in writing, signed by the party giving same, and shall be delivered personally, transmitted by a facsimile capable of verifying receipt (receipt confirmed), sent by national overnight courier service, or sent by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

     A.   To the Managing Partner at the address set forth in Section 3.1 above;
          and

     B.   To each Partner at the address set forth in Section 3.2 hereof; and

     C. To the Partnership at the principal office of the Partnership specified in Section 1.2 above.

          Except as may be otherwise provided in this Agreement, all notices, requests, demands, elections or other communications given in accordance with this Section 15.1 shall be effective at the earlier of (i) five (5) business days after deposit in the United States mail, certified postage prepaid; (ii) twenty-four (24) hours after delivery to a national overnight courier service; or (iii) confirmation of receipt if transmitted by facsimile or telexed or if delivered personally. Any party may change the address to be used for notification purposes hereunder by providing written notice thereof to the other parties in accordance herewith.

     SECTION 15.2  Applicable Law.  This Agreement shall be governed by and
                   --------------
construed in accordance with the laws of the State of Florida without giving effect to such State's conflicts of laws principles. Venue for any action brought to enforce this Agreement or to interpret the rights of the Partners hereunder shall lie in Orange County, Florida.

     SECTION 15.3  Entire Agreement.  This Agreement constitutes the entire
                   ----------------
Partnership agreement between the Partners and the Managing Partner and supersedes all prior agreements and undertakings with respect hereto among them. No Partner is making any guarantee, promise, or undertaking any obligation with respect to the Partnership that is not expressly contained in this Agreement.

     SECTION 15.4  Amendment.  Except as otherwise provided herein, this
                   ---------
Agreement may only be amended upon the written consent of all Partners. Notwithstanding the foregoing, the Managing Partner may amend this Agreement without the consent of any other Partner provided that such amendment does not
(a) reduce the obligations of the Managing Partner, (b) affect, by making more or less restrictive, the assignability of Partnership interests and/or the ability of a Partner to cause a transferee of such Partner's interest in the Partnership to be admitted as an additional limited Partner; (c) modify the term or the authorized business purposes of the Partnership, or (d) reduce the rights or interests, or enlarge the obligations of any Partner (with respect to a Partner's interests in the Profits, Losses, Available Cash or capital of the Partnership) or otherwise have a material adverse effect upon such Partner's interest in the Partnership or under the Transaction Documents without the Partner's prior written consent, except that, in the case of subpart (d), the Managing Partner may amend the Agreement without such Partner's consent to the extent necessary to reflect the transfer of all or such portion of such Partner's interest as may have been transferred pursuant to Subsection 5.2.B above.

     SECTION 15.5  Binding Upon Successors.  Each and every provision hereof
                   -----------------------
shall be binding upon, and inure to the benefit of, the heirs, personal representatives, successors and assigns of the respective parties hereto except to the extent explicitly provided to the contrary herein.

     SECTION 15.6  Severability.  Every provision hereof is intended to be
                   ------------
severable, and if any term or provision hereof is illegal or invalid for any reason whatsoever or would constitute the Partners or any Partner a general Partner or would affect the Partnership status of the Partnership or would affect the Partnership status of the Partnership for federal income tax purposes, such provision shall be invalid, but such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

     SECTION 15.7  Captions/References.  The titles and captions contained
                   -------------------
herein are for convenience only and shall not be deemed a part of the context of this Agreement. All references to "regulations" or "Reg. (S)" refer to rules and regulations promulgated by the United States Treasury Department under the Code. The words "this Agreement," "herein," "hereof," "hereby," "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly limited.

     SECTION 15.8  Numbers and Gender.  Where the context so indicates, the
                   ------------------
masculine shall include the feminine and neuter, the singular shall include the plural and the term person shall include a corporation, firm or other entity.

     SECTION 15.9  Counterparts.  This Agreement may be executed in
                   ------------
counterparts, each of which shall be deemed to be an original and shall be binding upon the party or parties who executed the same, but all of such counterparts shall constitute one and the same agreement.

     SECTION 15.10  Waiver of Partition.  Each of the Partners hereby
                    -------------------
irrevocably waives any and all rights that such Partner may have to maintain action for partition of any of the Partnership's property.

     SECTION 15.11  Assignees.  In the event that any transferee or other
                    ---------
successor-in-interest to a Partner is not otherwise admitted as an additional Partner in accordance with the provisions of this Agreement, provided that the transfer at issue is not null and void, such transferee or other successor-in-interest shall be treated as an assignee, and shall only have the right to receive the profits and capital, and shall be subject to all of the liabilities and obligations, to which the transferring Partner (or transferring assignee, or other predecessor-in-interest) would otherwise be entitled, or would otherwise be subject to, pursuant to this Agreement (but for such transfer), to the extent attribut able to the interest transferred to such assignee. In applying the provisions of this Agreement, including Articles IX and X, and Section 13.3 hereof, each successor to a Partnership interest, whether admitted as an additional Partner or not, shall be deemed to have received the aggregate allocations and distributions previously made to each predecessor-in-interest to the interest in the Partnership held by such person. An assignee who is not otherwise admitted as an additional Partner shall have no right to vote on any matter subject to the approval of the Partners, nor have any rights to interfere in the management or administration of the Partnership's business or affairs, acquire any information or account of Partnership transactions, or inspect the Partnership's books during the continuance of the Partnership.

     SECTION 15.12  Third-Party Beneficiaries.  Any agreement contained herein
                    -------------------------
to make any contribution or to otherwise pay any amount, and any assumption of liability herein contained, express or implied, shall be only for the benefit of the undersigned parties and their respective permitted successors and assigns, and such agreements and assumptions shall not inure to the benefit of the obligees under any indebtedness, or to any other party whomsoever, it being the intention of the undersigned parties that no one shall be deemed to be a third-party beneficiary of this Agreement or any portion thereof.

     SECTION 15.13  Confidential Information.  Each Partner hereby acknowledges
                    ------------------------
and agrees that confidential information concerning employees and agents of the Partnership (including, but not limited to, the amount and nature of the compensation paid to such employees and agents), customers, and owners of units and properties of the Partnership (the "Units"), and proprietary sources of the Partnership's marketing programs (including present and prospective OPC locations and the terms of leases or similar financial arrangements with regard thereto) (collectively, the "Trade Secrets") used by or relating to the Partnership, are and shall be considered proprietary information belonging exclusively to the Partnership to the extent such information is not readily available to the public or has not otherwise become public knowledge through sources other than the Partners, their agents and/or employees.

     No Partner shall in any manner, either directly or indirectly, (i) disseminate, disclose, use or communicate with any Person any Trade Secrets regardless of whether such information is considered to be confidential by third parties; provided that none of the provisions of this Section 15.13 shall apply to disclosures made to other employees or agents of the Partnership which are made for valid business purposes of the Partnership. The provisions of this

Section 15.13 shall survive the termination of this Agreement and the termination of any Partner's interest in the Partnership. Notwithstanding the foregoing, in the event that N-K becomes a Non-Qualified Person solely by reason of the provisions of and after following the procedures in Section 12.9, N-K shall be relieved of the covenants set forth in this Section 15.13 solely as to any Timeshare Activity in which the Managing Partner or its Affiliates have declined to participate.

     No Partner shall, during the term of this Agreement and for a period of one
(1) year thereafter, interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between the Partnership and any employee of the Partnership or Vistana Development, Ltd. or any of its Affiliates. Any contact or communication with or solicitation of, any employee of the Partnership, Vistana Development, Ltd. or any of its Affiliates, with the intent, purpose or effect of inducing or encouraging said employee to leave his or her employment with the Partnership, Vistana Development, Ltd. or any of its Affiliates or to breach his or her employment relationship with or other employment obligations to the Company, Vistana Development, Ltd. or any of its Affiliates, shall constitute a breach of this provision.

                       Signatures Begin on Following Page

                                    MANAGING PARTNER
                                    ----------------

Witness                             VCH OAKS, LTD.

                                    By:  VCH OAKS, INC., a Florida corporation,
                                         sole general partner


/s/ S. Werth                        By:  /s/ Matthew E. Avril
-----------------------------            ---------------------------------

/s/ John Melichavek, Jr.            Name: Matthew E. Avril
-----------------------------            ---------------------------------

                                    Title: SVP
                                           -------------------------------


                                    PARTNERS
                                    --------

Witness                             NOBLE-KIDD CORPORATION


/s/ Michael J. Sullivan             By: /s/ Andrew E. Kidd
-----------------------------           ----------------------------------

/s/ Joseph J. JeBailey              Name: Andrew E. Kidd
-----------------------------             --------------------------------

                                    Title: Vice President
                                           -------------------------------


                                    WITHDRAWING PARTNERS
                                    --------------------

Witness


/s/ Patricia Vantes                 /s/ R. Edward Noble
-----------------------------       --------------------------------------
                                    R. Edward Noble

/s/ J. C. Ellis
-----------------------------

Witness

/s/ Michael J. Sullivan             /s/ Andrew E. Kidd
-----------------------------       --------------------------------------
                                    Andrew E. Kidd

/s/ Joseph J. JeBailey
-----------------------------